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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Motorola, Inc.

We consent to the incorporation by reference in this registration statement on Form S-3 (No. 333-36320) of Motorola, Inc. of our reports dated March 17, 2000, with respect to the consolidated balance sheets of Motorola, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows and the related consolidated financial statement schedule for each of the years in the three-year period ended December 31, 1999, which reports appear in the Form 8-K/A of Motorola, Inc. dated June 2, 2000 and are incorporated by reference in the annual report on Form 10-K of Motorola, Inc. for the year ended December 31, 1999, and to the reference to our firm under the heading "Experts" in the registration statement.



                                    /s/ KPMG LLP

Chicago, Illinois

June 2, 2000